                            SCHEDULE 14A INFORMATION

                  Proxy Statement Pursuant to Section 14(a) of
            the Securities Exchange Act of 1934 (Amendment No.    )

    Filed by the Registrant /X/
    Filed by a party other than the Registrant / /

    Check the appropriate box:
    / /  Preliminary Proxy Statement
    / / Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
    /X/  Definitive Proxy Statement
    / /  Definitive Additional Materials
    / / Soliciting Material Pursuant to Section 240.14a-11(c) or Section 240.14a-12
                            Fourth Shift Corporation
--------------------------------------------------------------------------------
                (Name of Registrant as Specified In Its Charter)

--------------------------------------------------------------------------------
    (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

/X/  No fee required

/ /  Fee computed on table below per Exchange Act Rules 14a-6(i)(1)
     and 0-11

    (1) Title of each class of securities to which transaction applies:

        ------------------------------------------------------------------------
    (2) Aggregate number of securities to which transaction applies:

        ------------------------------------------------------------------------
    (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

        ------------------------------------------------------------------------
    (4) Proposed maximum aggregate value of transaction:

        ------------------------------------------------------------------------
    (5) Total fee paid:

        ------------------------------------------------------------------------

/ / Fee paid previously with preliminary materials.

/ / Check box if any part of the fee is offset as provided by Exchange Act Rule
    0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

    (1) Amount Previously Paid:

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    (4) Date Filed:

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

                            FOURTH SHIFT CORPORATION
                               INTERNATIONAL PLAZA
                            7900 INTERNATIONAL DRIVE
                              MINNEAPOLIS, MN 55425

                               -------------------

                    NOTICE OF ANNUAL MEETING OF SHAREHOLDERS
                                   May 7, 1997

TO THE SHAREHOLDERS OF FOURTH SHIFT CORPORATION:

     Notice is hereby given that the Annual Meeting of Shareholders of Fourth Shift Corporation (the "Company") will be held on Wednesday, May 7, 1997, at the Marriott City Center, 30 South Seventh Street, Minneapolis, Minnesota 55402 at 3:30 p.m., Minneapolis, Minnesota time, for the following purposes:

          1.   To elect three directors.

          2. To approve amendments to the 1994 Employee Stock Purchase Plan to increase the number of shares of the Company's common stock available for issuance thereunder by 500,000 shares and to increase to 75,000 shares the aggregate number of shares that may be purchased in any single purchase period.

          3. To transact such other business as may properly come before the meeting.

     Only holders of record of the Company's Common Stock at the close of business on March 21, 1997 will be entitled to receive notice of and to vote at the meeting or any adjournment thereof.

     You are cordially invited to attend the meeting. WHETHER OR NOT YOU PLAN TO BE PERSONALLY PRESENT AT THE MEETING, PLEASE COMPLETE, DATE AND SIGN THE ENCLOSED PROXY CARD AND RETURN IT PROMPTLY IN THE ENCLOSED ENVELOPE. If you later desire to revoke your proxy, you may do so at any time before it is exercised.

                                  BY ORDER OF THE BOARD OF DIRECTORS



                        Marion Melvin Stuckey, Chairman of the Board

Minneapolis, Minnesota
April 7, 1997

                               -------------------

                IMPORTANT - PLEASE MAIL YOUR PROXY CARD PROMPTLY

               IN ORDER THAT THERE MAY BE A PROPER REPRESENTATION
               AT THE MEETING, YOU ARE URGED, WHETHER YOU OWN ONE
              SHARE OR MANY, TO COMPLETE, SIGN AND MAIL YOUR PROXY.

                               -------------------

                  FOURTH SHIFT CORPORATION INTERNATIONAL PLAZA
                            7900 INTERNATIONAL DRIVE
                              MINNEAPOLIS, MN 55425

                               -------------------

                                 PROXY STATEMENT
                         ANNUAL MEETING OF SHAREHOLDERS
                                   MAY 7, 1997

     This Proxy Statement is furnished in connection with the solicitation of the enclosed proxy by the Board of Directors of Fourth Shift Corporation (the "Company") for use at the Annual Meeting of Shareholders to be held on May 7, 1997, at 3:30 p.m. Minneapolis time, at the Marriott City Center, 30 South Seventh Street, Minneapolis, Minnesota 55402, and any adjournments thereof (the "Annual Meeting"). Expenses in connection with the solicitation of proxies will be paid by the Company. Proxies are being solicited primarily by mail, but, in addition, officers and regular employees of the Company who will receive no additional compensation for their services may solicit proxies by telephone, telegraph or in person. This Proxy Statement and form of proxy enclosed are being mailed to shareholders on or about April 7, 1997.

     Those shares of the Company's Common Stock, $.01 par value (the "Common Stock"), represented by proxies in the form solicited will be voted in the manner directed by the holder of such shares, and, if no direction is made, such shares will be voted for the election of the nominees for director named in this Proxy Statement and for the approval of the other proposals discussed herein.
If a shareholder abstains from voting as to any matter, then the shares held by such shareholder shall be deemed present at the meeting for purposes of determining a quorum and for purposes of calculating the vote with respect to such matter, but shall not be deemed to have been voted in favor of such matter. If a broker returns a "nonvote" proxy, indicating a lack of authority to vote on such matter, then the shares covered by such nonvote shall be deemed present at the meeting for purposes of determining a quorum but shall not be deemed to be represented at the meeting for purposes of calculating the vote with respect to such matter. Proxies may be revoked at any time before being exercised by delivery to the Secretary of the Company of a written notice of termination of the proxies' authority or a duly executed proxy bearing a later date.

     A copy of the Company's Annual Report for the year ended December 31, 1996 is being furnished to each shareholder with this Proxy Statement.

     Only the holders of the Common Stock whose names appear of record on the Company's books at the close of business on March 21, 1997 will be entitled to vote at the Annual Meeting. At the close of business on March 21, 1997, a total of 9,684,104 shares of such Common Stock were outstanding, each share being entitled to one vote.

                          ITEM 1--ELECTION OF DIRECTORS

NOMINEES

     The Company's Articles of Incorporation provide for a "classified board" of directors. The number of members of the Board of Directors is currently set at eight, and the directors are divided into Class A (consisting of three directors), Class B (consisting of two directors) and Class C (consisting of
three directors).   Anton J. Christianson, Steve J. Lair and Robert M. Price are
the Class C directors whose terms expire at the Annual Meeting. The Board of Directors has nominated Messrs. Christianson, Lair and Price for reelection to the Board of Directors at the Annual Meeting for terms expiring at the annual meeting in 2000. The other directors of the Company will continue in office for their existing terms.

     Proxies solicited by the Board of Directors will, unless otherwise directed, be voted to elect Messrs. Christianson, Lair and Price. If a shareholder of record returns a proxy withholding authority to vote the proxy with respect to any of the nominees, then the shares of the Common Stock covered by such proxy shall be deemed present at the Annual Meeting for purposes of determining a quorum and for purposes of calculating the vote with respect to such nominee or nominees, but shall not be deemed to have been voted for such nominee or nominees. The affirmative vote of a majority of the outstanding shares of the Common Stock is necessary to elect each nominee. Cumulative voting is not permitted in the election of directors. In the unlikely event that any of the nominees is not a candidate for election at the Annual Meeting, the persons named in the accompanying form of proxy will vote for such other persons as the Board of Directors may designate. The Board of Directors has no reason to believe that any nominee will not be a candidate for election.

     The following information is furnished with respect to each nominee and director as of January 31, 1997:

                                             PRINCIPAL OCCUPATION AND BUSINESS
   NAME                            AGE        EXPERIENCE FOR PAST FIVE YEARS
   ----                            ---       ---------------------------------

                 NOMINEE DIRECTORS: CLASS C - TERM EXPIRING 2000

Anton J. Christianson. . . . . .   44        Mr. Christianson has been a
                                             Director of the Company since 1984.
                                             He has been a principal of Cherry
                                             Tree Investments, a venture capital
                                             management firm, for more than five
                                             years.  He has also been a managing
                                             partner of Cherry Tree Ventures II,
                                             a Limited Partnership, a principal
                                             shareholder of the Company ("Cherry
                                             Tree"), since 1983.  Mr.
                                             Christianson also serves on the
                                             Board of Directors of Transport
                                             Corporation of America and TRO
                                             Learning.

Steve J. Lair. . . . . . . . . .   50        Mr. Lair has been a director of the
                                             Company since April 1997. He has
                                             been the Senior Vice President
                                             Marketing and Sales of Acer America
                                             Corporation since March 1997.  He
                                             was Vice President, Worldwide
                                             Marketing and Sales, Personal
                                             Productivity Products, of Texas
                                             Instruments, Inc. from April 1995
                                             to March 1997; Vice President of
                                             Marketing, Toshiba America
                                             Information Systems from April 1992
                                             to April 1995; and Vice President,
                                             Dataquest Microcomputer Systems
                                             Group from April 1988 to April
                                             1992.

                                             PRINCIPAL OCCUPATION AND BUSINESS
   NAME                            AGE        EXPERIENCE FOR PAST FIVE YEARS
   ----                            ---       ---------------------------------

Robert M. Price. . . . . . . . .   66        Mr. Price has been a director of
                                             the Company since 1990. He has been
                                             President of PSV, Inc., a
                                             technology consulting business
                                             located in Burnsville, Minnesota,
                                             since 1990. From 1961 until 1990 he
                                             served in various executive
                                             positions, including Chairman and
                                             Chief Executive Officer, with CDC.
                                             Mr. Price also serves on the Board
                                             of Directors of International
                                             Multifoods Corporation, Tupperware
                                             Incorporated, Affinity Technology,
                                             Inc., Public Service Company of New
                                             Mexico and Rohr Incorporated.

                INCUMBENT DIRECTORS: CLASS A - TERM EXPIRING 1998

Marion Melvin Stuckey. . . . . .   58        Mr. Stuckey is the founder of the
                                             Company and has been the Chief
                                             Executive Officer and Chairman of
                                             the Company since 1982.  Prior to
                                             forming the Company, Mr. Stuckey
                                             was an executive officer of CDC
                                             from 1975 to 1982.  Prior to that
                                             Mr. Stuckey served in various
                                             sales, marketing and management
                                             positions at IBM from 1960 to 1975.
                                             Mr. Stuckey is also a director of
                                             ULTRADATA Corporation, a computer
                                             software company headquartered in
                                             California.

Michael J. Adams . . . . . . . .   51        Mr. Adams has been a Director of
                                             the Company since 1984.  He has
                                             been a senior partner of Adams &
                                             Cesario, P.A., a law firm engaged
                                             in a general business practice in
                                             Minneapolis, for more than five
                                             years.

David J. Allio . . . . . . . .     39        Mr. Allio has been a Director of
                                             the Company since 1988.  He has
                                             been Director of Corporate
                                             Development of V. Suarez & Company,
                                             Inc. ("Suarez"), a diversified
                                             distribution company based in San
                                             Juan, Puerto Rico and a significant
                                             shareholder of the Company, since
                                             November 1989, and a Senior Vice
                                             President of Marketing since June
                                             1991.  Prior to joining Suarez,
                                             Mr. Allio was a Senior Associate
                                             with Robert J. Allio & Associates,
                                             Inc., an international management
                                             consulting firm, from 1986 to
                                             October 1989.

                INCUMBENT DIRECTORS: CLASS B - TERM EXPIRING 1999

Jimmie H. Caldwell . . . . . . .   57        Mr. Caldwell has been President,
                                             Chief Operating Officer and a
                                             Director of the Company since 1984.
                                             Prior to that time, Mr. Caldwell
                                             served in various positions at
                                             Control Data Corporation ("CDC"), a
                                             multinational computer hardware,
                                             peripherals and services company,
                                             from 1964 to 1984 and held the
                                             position of Vice President of
                                             Operations for CDC's Peripheral
                                             Products Company when he left to
                                             join the Company.

Portia Isaacson. . . . . . . . .   54        Dr. Isaacson has been a director of
                                             the Company since January 1994.
                                             She is currently the President of
                                             Dream IT, Inc., a consulting firm
                                             that she founded in 1987 and that
                                             is engaged in publishing business
                                             information for the computer
                                             industry.  Prior to that time she
                                             had been a founder and President of
                                             Future Computing, a leading
                                             computer market research firm.

MEETINGS

     During the fiscal year ended December 31, 1996, the Board of Directors of the Company held four meetings. All incumbent directors attended at least 75% of the meetings of the Board, and all incumbent directors attended at least 75% of those meetings of the committees of which they were members.

COMMITTEES

     The Board of Directors of the Company has an audit committee which met four times, a compensation committee which met four times, a strategy committee which met one time, and a corporate governance committee which had no meetings during 1996. The audit committee reviews the Company's arrangements with its independent public accountants and the substance of the audits. The Company's compensation committee determines policy with respect to compensation to executive management, specifically reviews the performance and establishes the compensation to the Company's Chief Executive Officer, reviews compensation to directors, and administers the Company's stock-based employee benefit plans.
The corporate governance committee monitors compliance of the board with legal responsibilities, monitors charter documents for legal compliance, and recommends frequency of board meetings. The strategy committee reviews strategic decisions related to allocation of resources, market segmentation and size, product strategy, and marketing strategy. Messrs. Adams, Price and Allio are currently members of the Compensation Committee; Messrs. Christianson and Adams are members of the Audit Committee; Messrs. Price and Christianson are currently members of the Corporate Governance Committee; and Mr. Allio and Ms. Isaacson are currently members of the Strategy Committee.

DIRECTOR COMPENSATION

     For the fiscal year ended December 31, 1996, directors who were not also officers or employees of the Company were entitled to receive an annual fee of $1,000 per quarter plus $1,200 per Board Meeting, and $500 per committee meeting attended. All directors are entitled to participate in the Company's 1994 Employee Stock Purchase Plan and to contribute all (subject to limitations in such plan), or any portion, of the directors fees they receive to that plan. During 1996, Mr. Adams, Mr. Allio, Ms. Isaacson and Mr. Price elected to participate in the Employee Stock Purchase Plan and received 2,229, 2,056, 1,710 and 1,984 shares of common stock for directors fees contributed to such plan.

     Directors who are not also officers or employees of the Company also receive stock options to purchase 3,500 shares of common stock under the Company's 1993 Stock Incentive Plan at the time of the annual meeting of
shareholders.   In accordance with such plan, each of Mr. Adams, Mr. Allio, Ms.
Isaacson and Mr. Price received options to purchase 3,500 shares of common stock at an exercise price of $6.50 per share on May 7, 1996.

     Directors who provide consulting services to the Company may also receive consulting fees of $2,500 per day. Only one director, Dr. Portia Isaacson who received $65,550 for services rendered during the 1996 fiscal year, was compensated for consulting services during 1996. Directors are also reimbursed for the expenses they incur in attending meetings.

     THE BOARD OF DIRECTORS RECOMMENDS THAT THE SHAREHOLDERS ELECT THE NOMINEES NAMED HEREIN TO THE TERMS AS DIRECTORS OF THE COMPANY DESCRIBED ABOVE. THE PERSONS NAMED IN THE ACCOMPANYING PROXY INTEND TO VOTE THE PROXIES HELD BY THEM IN FAVOR OF SUCH NOMINEES, UNLESS OTHERWISE DIRECTED. IF NO INSTRUCTION IS GIVEN, THE ACCOMPANYING PROXY WILL BE VOTED FOR SUCH ELECTION. THE AFFIRMATIVE VOTE OF A MAJORITY OF THE SHARES OF COMMON STOCK IS REQUIRED FOR THE ELECTION OF EACH DIRECTOR.

ITEM 2--PROPOSAL TO APPROVE AMENDMENTS TO 1994 EMPLOYEE STOCK PURCHASE PLAN


     In April 1994, the shareholders of the Company adopted the Company's 1994 Employee Stock Purchase Plan (as amended, the "Plan"), which reserved a total of 400,000 shares of the Company's Common Stock for sale to participating employees and directors at a price per share equal to 85% of the lower of the fair market value of the Common Stock on either the first or the last business day of the six-month periods commencing January 1 and July 1 of each year (the "Purchase Periods"). The purpose of the Plan is to provide a convenient and advantageous means for all employees of the Company to make systematic purchases of the Company's Common Stock, and to thereby develop a stronger incentive to work for the continued success of the Company.

     Employees who elect to participate in the Plan may direct the Company to make payroll deductions of from 1% to 15% of their compensation during any Purchase Period for the purchase of shares under the Plan. No participant may purchase under the Plan (or any other plan qualifying under Section 423(b)(8) of the Internal Revenue Code), during any Purchase Period, more than 10,000 shares or shares having a market value exceeding $12,500, and the aggregate purchases of all participating employees under the Plan in any Purchase Period currently may not exceed 50,000 shares. Nonemployee directors of the Company may apply their directors' fees to the purchase of shares under the Plan.

     All employees of the Company who work more than 20 hours per week and have been employed by the Company for more than 30 days are eligible to participate in the Plan. Participants may withdraw from the plan at any time, but may not re-enroll until commencement of the next Purchase Period. Upon termination of a participant's employment for any reason other than retirement or death, his or her participation in the Plan will terminate and the credit balance in the participant's share purchase account will be paid in cash to the participant within 30 days. In the event of a participant's death or approved retirement, no further contributions will be made to his or her share purchase account, and the credit balance in the account will, at the participant's election, either be used to purchase shares of Common Stock as the end of the applicable purchase period or paid in cash to the participant.

     The Plan is administered by a committee (currently, the Compensation Committee) comprised of two or more directors of the Company who are not employees and who are "independent" within the meaning of Section 16b-3 of the Securities Exchange Act of 1934 (the "Act"). The Plan may be amended by the Board of Directors at any time, except that the Board cannot, without shareholder approval, adopt any amendment that (i) would cause the Plan,absent such approval, to cease to be subject to Rule 16b-3 under the Act, (ii) requires shareholder approval under any rules of the National Association of Securities Dealers, Inc., or (iii) permits the issuance of common stock before payment in full therefor.

     On January 21, 1997, the Company's Board of Directors approved, subject to shareholder approval, an amendment to the Plan that will increase the number of shares of the Company's Common Stock reserved for issuance thereunder by 500,000 shares, and increase to 75,000 the aggregate number of shares that may be purchased in any single purchase period. Before the proposed amendment, a total of 400,000 shares of Common Stock were reserved for issuance under the Plan. At December 31, 1996, there remained 102,428 shares available for future issuances under the Plan. Accordingly, assuming that employees participate to the maximum extent allowed under the Plan, the current Plan reservation will be inadequate to cover Plan purchases in the first half of 1998.

     The Plan has generated significant interest among the Company's employees. Employees have purchased the maximum number of shares allowed under the Plan during each purchase period since the Plan's adoption. Because of period limitations, the Company has issued been forced to reduce employee participation and return a portion of plan contributions in cash at the end of each purchase period. The Board of Directors believes that the Plan significantly contributes to the feeling of ownership among employees and that it is advisable and advantageous for the Company both to provide for an adequate reservation under the Plan for the next six years and to increase the amount that may be issued in any six month period meet the needs of Plan participants.

     THE BOARD OF DIRECTORS RECOMMENDS THAT THE SHAREHOLDERS APPROVE THE PROPOSAL TO AMEND THE PLAN. THE PERSONS NAMED IN THE ACCOMPANYING PROXY INTEND TO VOTE THE PROXIES HELD BY THEM IN FAVOR OF SUCH PROPOSAL, UNLESS OTHERWISE DIRECTED. AN AFFIRMATIVE VOTE OF THE HOLDERS OF A MAJORITY OF THE SHARES OF COMMON STOCK OUTSTANDING AS OF THE RECORD DATE IS REQUIRED FOR THE APPROVAL OF THE PROPOSAL.



                             EXECUTIVE COMPENSATION

COMPENSATION COMMITTEE REPORT OF THE BOARD OF DIRECTORS

     The Company's executive compensation policies are recommended and administered by the Compensation Committee of the Board of Directors. The Compensation Committee consists of Robert Price, David Allio and Michael Adams, independent, outside directors.

     EXECUTIVE COMPENSATION POLICIES

     The Company's objectives are to maximize shareholder value as well as to ensure the stability and long-term success of the Company. Consistent therewith, the Board of Directors has adopted the following standards and policies relative to setting executive compensation:

     - Total compensation should include a significant performance component in addition to salary.

     -    Salary should have a relationship to salaries in industry peer groups.

     - Total compensation should be adequate to attract, motivate and retain quality talent.

     - Performance measures should relate to key characteristics accepted within the software/high technology industry.

     - Performance should be measured over time periods adequate to evaluate a particular executive's contribution to results.

     - Stock options and other awards should be integrated with other elements of compensation to formulate a package that helps to align executive compensation with stockholder interests.

     As it did in 1995, in 1996 the Company retained an independent compensation consulting firm that presented to the Committee statistical compilations on executive compensation from a number of trade associations, financial services and accounting sources which included companies in the computer software industry, or in related high technology industries, of similar size in terms of revenues and employment levels.

     1996 EXECUTIVE OFFICER COMPENSATION PROGRAM

     The Company's executive officer compensation program for 1996, like its programs in prior years, was comprised of base salary, annual cash incentive compensation, long-term incentive compensation in the form of stock options, and various benefits, including medical and retirement savings plans generally available to employees.

     BASE SALARY. Base salaries for executive officers during 1996 were set at levels designed to approximate industry average base salaries as established by the statistical information provided by the Company's compensation consultant. In some cases, the level of industry average base compensation for 1996 represented an increase over salaries in 1995. Mr. Stuckey's base salary was increased from $230,000 to $260,000 from 1995 to 1996.

     CASH INCENTIVE COMPENSATION. The Compensation Committee established a cash bonus plan for executive officers at the beginning of 1996 similar to the plan for 1995. The purpose of the bonus plan is to tie a substantial portion of executive compensation to performance and, therefore, the plan establishes eligibility primarily on the basis of corporate financial performance. The factors included in the bonus plan for 1996 focused primarily on operating income, revenue and in the case of one officer, on delivery dates for development. The plan was designed to reward performance only if at least 75%
of targeted performance was achieved.   In addition, individual objectives and
performance standards were established that formed the basis for a percentage multiplier of the bonus.

     Mr. Stuckey did not receive a cash bonus for services performed in 1996
under the bonus plan.   The bonus pool was based on a percentage of operating
income and provided for no bonus if 75% of target was not achieved.   The
absence of bonus reflects the performance in the third and fourth fiscal quarters of 1996.

     STOCK INCENTIVE COMPENSATION. The Company provides long-term incentive to its executive officers primarily through the 1993 Stock Incentive Plan (the "1993 Plan"). Vesting over a period of one to four years, options and restricted stock have provided a significant incentive to remain with the Company and to maximize the Company's performance. In 1995, the Compensation Committee, with the assistance of its compensation consultant, examined generally the parameters of the size of grants necessary to provide long-term incentive to executives and determined in 1996 to limit annual grants to approximately 20% of the shares reserved under the 1993 Plan.

     Mr. Stuckey received options to purchase 20,000 shares of common stock under the Company's stock incentive plan during 1996. Such options were commensurate with the level of options granted to other executive officers.

     BENEFITS. The Company provides medical and retirement savings benefits to executive officers on terms generally available to employees. No executive officer received perquisites in excess of 10% of salary during 1996.

     SUMMARY

     The Compensation Committee believes that the compensation program for executive officers during the 1996 year was comparable to compensation programs for similarly situated companies and that the aggregate compensation provided under the program was appropriate.


                                        Michael Adams
                                        David Allio
                                        Robert Price

SUMMARY COMPENSATION TABLE

     The following table sets forth the cash and noncash compensation for the last three fiscal years awarded to or earned by the Chief Executive Officer of the Company and the four highest paid executive officers of the Company whose salary and bonus earned in the fiscal year ended December 31, 1996 exceeded $100,000 for services rendered.


                                    ANNUAL COMPENSATION                             LONG-TERM COMPENSATION
                          -----------------------------------------   -----------------------------------------------
   NAME                                                      OTHER            AWARDS          PAYOUTS         ALL
    AND                                                      ANNUAL   RESTRICTED                             OTHER
 PRINCIPAL                                                   COMPEN-  STOCK                     LTIP        COMPEN-
 POSITION                  YEAR       SALARY       BONUS(1)  SATION   AWARDS(2)    OPTIONS    PAYOUTS      SATION(3)
 --------                  ----       ------       --------  ------  ----------    -------    -------      ----------
Marion Melvin Stuckey      1996      $260,000                                       20,000                 $10,625
Chairman  and Chief        1995      $230,000                                      100,000                  $7,500
Executive Officer          1994      $180,000      $4,778                                                   $9,750

Jimmie H. Caldwell         1996      $200,000                                       20,000                 $10,625
President and              1995      $180,000                                       34,000                  $7,500
Chief Operating            1994      $140,000      $3,686                                                   $9,750
Officer

Allen S. Peterson          1996      $170,000                                       20,000                  $2,310
Executive Vice President   1995      $150,000     $76,260                           19,000
                           1994      $120,000     $69,964             $51,000       14,000                  $2,250

David G. Latzke            1996      $140,000                                       12,000                  $3,133
Vice President, Secretary, 1995      $120,000                                       11,000
Chief Financial Officer    1994      $115,000      $3,416             $21,250       25,000                  $1,643
and Treasurer

--------------------------
(1) Includes cash bonuses paid in the following year with respect to services performed in the years indicated.

(2) The amounts reported in this column represent the market value on the date of grant, without giving effect to the diminution in value attributable to the restrictions on such stock. In fiscal 1994, the Company awarded 6,000 and 2,500 shares of restricted stock to Messrs. Peterson and Latzke, respectively, with vesting occurring at 50% per year beginning one year from the date of grant.

(3) The amounts reported in this column for each of Mr. Stuckey and Mr. Caldwell include Company contributions to the Company's 401(k) Plan in the amounts of $2,250 for 1994 and $3,125 for 1996. All of the amounts reported for Mr. Peterson and Mr. Latzke in this column represent contributions to such plan. The amounts reported for each of Mr. Stuckey and Mr. Caldwell for each of the three years also include $7,500 in benefits from split-dollar life insurance policies.

STOCK OPTIONS

     The Company maintains a 1989 Stock Option Plan and a 1993 Stock Incentive Plan. No additional options under the 1989 plan were granted during 1996. The Company may grant stock options, and other stock-based awards, to executive officers and other employees and consultants of the Company under the 1993 Stock

Incentive Plan. The following table sets forth information with respect to options granted to the named executive officers in 1996:


                                                 OPTION GRANTS IN 1996
                                                                                                         POTENTIAL REALIZABLE
                                                                                                        VALUE AT ASSUMED ANNUAL
                                          % OF TOTAL                                                      RATES OF STOCK PRICE
                        OPTIONS         OPTIONS GRANTED       EXERCISE                                      APPRECIATION FOR
                        GRANTED          TO EMPLOYEES         PRICE PER          EXPIRATION                  OPTION TERM (1)
                        -------------------------------------------------------------------      ---------------------------
NAME                      (#)               IN 1996             ($/SH)              DATE                5%($)              10% ($)
----                    -------         ----------------      ----------         ----------            -------            --------
Mr. Stuckey             20,000                9.3%               $3.75             1/23/06             $47,167            $119,531
Mr. Caldwell            20,000                9.3%               $3.75             1/23/06             $47,167            $119,531
Mr. Peterson            20,000                9.3%               $3.75             1/23/06             $47,167            $119,531
Mr. Latzke              12,000                5.6%               $3.75             1/23/06             $28,300             $71,718

----------------------------
(1) These amounts represent the realizable value of the subject options ten years from the date of grant (the term of each option), without discounting to present value, assuming appreciation in the market value of the Company's common stock from the market price on the date of grant at the rates indicated. Actual gains, if any, on stock option exercises are dependent on the future performance of the Common Stock, and overall stock market conditions. The amounts reflected in this table may not necessarily be achieved.

     The following table sets forth information with respect to the exercise of options and the value of options held by executive officers as of December 31, 1996:


                                                AGGREGATED FISCAL YEAR END OPTION VALUES

                    SHARES ACQUIRED                               NUMBER OF UNEXERCISED                    VALUE OF UNEXERCISED
                     ON EXERCISE           VALUE                 OPTIONS AT END OF 1996(1)               IN-THE-MONEY OPTIONS (2)
                    -----------------------------            --------------------------------        -------------------------------
  NAME                OF OPTIONS          REALIZED           EXERCISABLE        UNEXERCISABLE        EXERCISABLE       UNEXERCISABLE
-----------         -------------         --------           -----------        -------------        -----------       -------------
Mr. Stuckey                  0                   0              25,000              95,000                   0             $40,000
Mr. Caldwell            20,000             $42,500              23,500              55,500             $21,250            $103,750
Mr. Peterson            18,750             $47,344              49,100              55,150             $95,975             $89,275
Mr. Latzke                   0                   0              15,750              37,250             $16,375             $58,875

----------------------------
(1) All of such options, except those issued to Mr. Stuckey in 1995 for 100,000 shares, which were granted with an exercise price in excess of fair market value, are exercisable at a price equal to the fair market value of the common stock on the date of grant.

(2) Represents the difference between the closing price of the Company's Common Stock as reported on the Nasdaq National Market on December 31, 1996 and the exercise price of the options.

LONG-TERM INCENTIVE PLAN AWARDS

     Other than its 1993 Stock Incentive Plan, the Company does not maintain any long-term incentive plans.

SEVERANCE AGREEMENTS

     The Company has severance agreements with Messrs. Stuckey, Caldwell, Peterson and Latzke that provide for the payment to such executive officers of severance benefits in the event such officers are terminated, or resign for "good reason," within two years after a "change of control" of the Company.
Such severance benefits range from one to three times annual compensation received by such executives averaged over the five years prior to termination. Such agreements define change of control as the acquisition by any person or persons acting in concert of 30% or more of the Company's voting stock, a change of control required to be reported under the Securities Exchange Act of 1934, or certain changes in the board composition in connection with a hostile contest for control. The Company does not have any other employment agreement with an executive officer named in the summary compensation table.

                               SHAREHOLDER RETURN

     The graph set forth below compares the cumulative total shareholder return on the common stock of the Company since July 14, 1993 (the day when the Common Stock commenced trading on the Nasdaq National Market) with the cumulative total return on a broad market index (the Nasdaq Index) and a peer group index (the Nasdaq Computer and Data Processing Index). In each case, the cumulative return is calculated assuming an investment of $100 on July 14, 1993, and reinvestment of all dividends.

                    Nasdaq
                   National          Nasdaq Computer &
  Date              Market             Data Processing           Fourth Shift
--------         -----------         ------------------         ------------
 7/14/93         $       100             $       100             $       100
 9/30/93          109.204199              102.164773              96.1538462
12/31/93          111.348418              103.122528              129.807692
 3/31/94          106.665064              104.547875              111.538462
 6/30/94          101.678955              102.309311              94.2307692
 9/30/94          110.096882               113.90354              94.2307692
12/30/94          108.840893              125.189674              42.3076923
 3/31/95          118.655055               140.92555              61.5384615
 6/30/95          135.720646              167.034436              51.9230769
 9/30/95          152.067639              182.462978              82.6923077
12/31/95          153.922904              190.657775              57.6923077
 3/29/96          161.112892              199.611522              73.0769231
 6/28/96          174.264928              221.873162              101.923077
 9/30/96            180.4674              226.293995              115.384615
12/31/96          189.318089              235.347905              88.4615385

         SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

     The following table sets forth, as of February 28, 1997, information regarding the ownership of Common Stock by (i) each director, (ii) each executive officer named in the Summary Compensation Table, (iii) all directors and executive officers (including the named individuals) as a group, and (iv) any other shareholder who is known by the Company to own beneficially more than 5% of the outstanding Common Stock of the Company. Except as otherwise indicated, the shareholders listed in the table have sole voting and investment powers with respect to the shares indicated.


                                                       Shares Beneficially Owned
                                                       -------------------------
     Name and Address of Beneficial Owner              Number(1)        Percent
     ------------------------------------              ---------        -------

Perkins Capital Management, Inc.(2). . . . . . . . .   1,663,737         17.2%
730 East Lake Street
Wayzata, MN 55391-1769

Hathaway & Associates, Ltd. (3). . . . . . . . . . .     870,000          9.3%
119 Rowayton Avenue
Rowayton, CT 06853

U. S. Bancorp (4). . . . . . . . . . . . . . . . . .     515,000          5.3%
111 S.W. Fifth Avenue
Portland, OR 97204

Marion Melvin Stuckey (5). . . . . . . . . . . . . .     669,074          6.9%
7900 International Drive
International Plaza
Minneapolis, MN 55420

Michael J. Adams (6) . . . . . . . . . . . . . . . .      83,035             *

David J. Allio (7) . . . . . . . . . . . . . . . . .      34,329             *

Anton J. Christianson. . . . . . . . . . . . . . . .     118,711          1.2%

Robert M. Price. . . . . . . . . . . . . . . . . . .      18,669

Portia Isaacson. . . . . . . . . . . . . . . . . . .       8,884             *

Jimmie H. Caldwell(8). . . . . . . . . . . . . . . .     259,364          2.7%

Allen S. Peterson. . . . . . . . . . . . . . . . . .      74,695             *

David G. Latzke(9) . . . . . . . . . . . . . . . . .      22,996             *

All executive officers and directors . . . . . . . .   1,289,757         13.1%
      as a group (9 individuals)

__________

*      Less than 1%

(1) Includes 3,375 shares for each of Messrs. Adams, Allio and Price and Dr. Isaacson, 30,000 shares for Mr. Stuckey, 33,500 shares for Mr. Caldwell, 34,100 shares for Mr. Peterson, 18,750 shares for Mr. Latzke and 129,850 shares for all executive officers and directors as a group, of Common Stock issuable upon the exercise of stock options which are either currently exercisable or become exercisable within 60 days.

(2) Based upon information contained in the Schedule 13G of Perkins Capital Management, Inc. ("PCM") dated February 4, 1997, includes, 500,000 shares owned by The Perkins Opportunity

     Fund, an affiliate of PCM, over which PCM has disposition and voting power. PCM has voting power over 229,100 of the remaining shares.

(3) Based upon information contained in the Schedule 13G of Hathaway &Associates, Ltd. dated January 10, 1994.

(4) Based upon information contained in the Schedule 13G of U. S. Bancorp (the"Bank") dated February 13, 1997, includes 254,300 shares beneficially owned by Qualivest Capital Management, Inc., a wholly-owned subsidiary of the Bank, and 262,700 shares held by the Trust Group of the Bank. The Bank has disposition power with respect to 257,200 of such shares.

(5) Includes 168,863 shares held by a corporation for which Mr. Stuckey is the President, sole director and sole shareholder.

(6) Includes 1,827 shares owned by Mr. Adams' minor children, 4,550 shares owned by Mr. Adams' wife, and 5,814 shares held in a self-directed HR-10 account. Does not include 21,560 shares representing Mr. Adams' pro rata interest in a limited partnership in which he is a limited partner.

(7) David J. Allio is an officer of V. Suarez & Company but disclaims any beneficial ownership of shares held by Suarez. The shares listed as beneficially owned by Mr. Allio and by all executive officers and directors as a group do not include shares held by Suarez.

(8) Includes 5,554 shares and options to purchase 300 shares owned by Mr. Caldwell's wife. Mr. Caldwell disclaims beneficial ownership of these shares.

(9)  Includes 200 shares owned by Mr. Latzke's minor children.

     Under federal securities laws, the Company's directors and officers, and any beneficial owner of more than 10% of a class of equity securities of the Company, are required to report their ownership of the Company's equity securities and any changes in such ownership to the Securities and Exchange Commission (the "Commission") and the securities exchange on which the equity securities are registered. Specific due dates for these reports have been established by the Commission, and the Company is required to disclose in this Proxy Statement any delinquent filing of such reports and any failure to file such reports during the fiscal year ended December 31, 1996. Based on information contained in their forms 3, 4 and 5, all directors, officers and beneficial holders of 10% of the Company's securities timely filed such reports during 1996.

                          RELATIONSHIP WITH ACCOUNTANTS

     Arthur Andersen LLP have served as the Company's independent public accountants for more than five years and will serve as the Company's independent public accountants for the year ending December 31, 1997. Representatives of Arthur Andersen LLP are expected to be present at the Annual Meeting, will have an opportunity to make a statement if they desire to do so and will be available to respond to appropriate questions from shareholders.

GENERAL

     The Board of Directors of the Company does not know of any matters other than those described in this Proxy Statement which will be acted upon at the Annual Meeting. In the event that any other matters properly come before the meeting calling for a vote of shareholders, the persons named as proxies in the enclosed form of proxy will vote in accordance with their best judgment on such other matters.

                              SHAREHOLDER PROPOSALS

     Any proposal by a shareholder to be presented at the annual meeting of shareholders held in 1998 must be received at the Company's principal executive offices, International Plaza, 7900 International Drive, Minneapolis, MN 55425 before December 5, 1997.


                                     BY ORDER OF THE BOARD OF DIRECTORS



                             Marion Melvin Stuckey, Chairman of the Board

Dated: April 7, 1996

                            FOURTH SHIFT CORPORATION
               PROXY FOR THE 1997 ANNUAL MEETING OF SHAREHOLDERS

          THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

    The undersigned hereby appoints M.M. Stuckey and J.H. Caldwell, and each of them, with full power to appoint a substitute, to vote all shares the undersigned is entitled to vote at the Annual Meeting of Shareholders of Fourth Shift Corporation to be held on May 7, 1997, and at all adjournments thereof, as specified below on the matters referred to, and, in their discretion, upon any other matters which may be brought before the meeting:

1.         ELECTION OF CLASS C DIRECTORS:          / / FOR all nominees (EXCEPT AS           / / WITHHOLD AUTHORITY
                                                     MARKED TO THE CONTRARY BELOW)             TO VOTE FOR ALL NOMINEES

TO WITHHOLD AUTHORITY TO VOTE FOR A SPECIFIC NOMINEE, PLACE A LINE THROUGH EACH
                             NOMINEE'S NAME BELOW:

             Anton J. Christianson, Steve J. Lair, Robert M. Price

2.         APPROVAL OF AMENDMENTS TO 1994 EMPLOYEE STOCK PURCHASE PLAN:

            / /  FOR            / /  AGAINST            / /  ABSTAIN

3.         TO VOTE WITH DISCRETIONARY AUTHORITY ON ANY OTHER BUSINESS AS MAY PROPERLY BE PRESENTED AT THE MEETING.

                          (CONTINUED ON REVERSE SIDE)

    This Proxy, when properly executed, will be voted in the manner directed herein by the undersigned shareholder. IF NO DIRECTION IS MADE, THIS PROXY WILL BE VOTED FOR ALL DIRECTORS NAMED IN ITEM 1 AND FOR PROPOSAL 2.

    When shares are held by joint tenants, both should sign. When signing as attorney, executor, administrator, trustee or guardian, please give full title as such. If a corporation, please sign in full corporate name by President or other authorized officer. If a partnership, please sign in partnership name by authorized person.
                                              Dated ______________________, 1997
                                              __________________________________
                                                          Signature
                                              __________________________________
                                                  Signature if held jointly

            PLEASE MARK, SIGN, DATE AND RETURN THIS PROXY PROMPTLY.